CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

     Name of Issuer:  T. Rowe Price Retirement Income Fund


     In connection with the Report on Form N-CSR for the above named issuer, the undersigned hereby certifies, to the best of his knowledge, that:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.


     Date:  July 14, 2003                            /s/ James S. Riepe
                                                     James S. Riepe
                                                     Principal Executive Officer

     Date:  July 09, 2003                            /s/ Joseph A. Carrier
                                                     Joseph A. Carrier
                                                     Principal Financial Officer


     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to T. Rowe Price Retirement Income Fund and will be retained by T. Rowe Price Retirement Income Fund and furnished to the Securities and Exchange Commission or its staff upon request.